As filed with the Securities and Exchange Commission on August 12, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AirSculpt Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	85-1471855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip code)

AirSculpt Technologies, Inc.
2021 Equity Incentive Plan
(Full title of the plans)

Dennis Dean
Interim Chief Executive Officer
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
(Name and address of agent for service)

(786) 709-9690
(Telephone number, including area code, of agent for service)

Copies to:

Thomas P. Conaghan, Esq.
Richard S. Bass, Esq.
McDermott Will & Emery LLP
500 North Capitol Street NW
Washington, DC 20001-1531
Telephone: (202) 756-8161

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, AirSculpt Technologies, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 4,541,495 additional shares of common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic annual increase in the number of common stock reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on October 29, 2021 (Registration No. 333-260609). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s annual report on Form 10-K filed with the Commission on February 27, 2024 for the fiscal year ended on December 31, 2023 (the “Annual Report”);
(b) The Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended on March 31, 2024, filed with the Commission on May 10, 2024 and for the fiscal quarter ended on June 30, 2024, filed with the Commission on August 9, 2024 and;
(c) The Registrant’s current reports on Form 8-K filed with the Commission on May 8, 2024 and August 9, 2024;
(d) The description of the common stock of the Registrant, par value $0.001 per share, contained in Exhibit 4.4 to the Annual Report, including any amendment or report filed with the Commission for the purpose of updating, amending or otherwise modifying such description; and
(e) The Registrant’s proxy statement on Schedule 14A (to the extent incorporated by reference into the Annual Report) filed with the Commission on March 27, 2024.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Schedule Form	File Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Registrant, as currently in effect	10-Q	001-40973	3.1	8/11/23

4.2	By-Laws of the Registrant, as currently in effect	10-Q	001-40973	3.2	12/03/21
5.1	Opinion of McDermott Will & Emery LLP					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm for AirSculpt Technologies, Inc.					X

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in signature pages of Registration Statement)					X

99.1	AirSculpt Technologies, Inc. 2021 Equity Incentive Plan	10-Q	001-40973	10.6	12/03/21

107	Filing fee table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, Florida, on August 12, 2024.

AirSculpt Technologies, Inc.

By:	/s/ Dennis Dean

Name:	Dennis Dean
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis Dean as his true and lawful attorney-in-fact and agent, with full power to act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Dr. Aaron Rollins	Executive Chairman of the Board	August 12, 2024
Dr. Aaron Rollins

/s/ Dennis Dean	Interim Chief Executive Officer (Principal Executive Officer)	August 12, 2024
Dennis Dean
/s/ Dennis Dean	Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2024
Dennis Dean

/s/ Adam Feinstein	Director	August 12, 2024
Adam Feinstein

/s/ Daniel Sollof	Director	August 12, 2024

Daniel Sollof

/s/ Caroline Chu	Director	August 12, 2024
Caroline Chu

/s/ Thomas Aaron	Director	August 12, 2024
Thomas Aaron

/s/ Kenneth Higgins	Director	August 12, 2024
Kenneth Higgins

/s/ Pamela Netzky	Director	August 12, 2024
Pamela Netzky

Exhibit 5.1

mwe.com

August 12, 2024

AirSculpt Technologies, Inc.
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139

Re:	AirSculpt Technologies, Inc. - Registration Statement on Form S-8

Ladies and Gentleman:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 4,541,495 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of AirSculpt Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the AirSculpt Technologies, Inc. 2021 Stock Incentive Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Amended and Restated Certificate of Incorporation”); (iii) the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”); (iv) the Plan; and (v) the corporate proceedings relating to the registration of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that the Shares that constitute original issuance shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the Board of Directors of the Company and such Shares have been delivered in accordance with the Plan.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, as currently in effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2024 with respect to the consolidated financial statements of AirSculpt Technologies, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Tampa, Florida
August 12, 2024